Exhibit 99.1

                                                               PRESS INFORMATION

    MOOG INC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date   Immediate                            contact  Ann Marie Luhr
               November 7, 2006                              716-687-4225

                 MOOG REPORTS YEAR-END EARNINGS PER SHARE UP 20%

Moog Inc. (NYSE: MOG.A and MOG.B) announced today net earnings of $81.3 million and earnings per share of $1.97, an increase of 20% over last year's $1.64. The Company began expensing stock options this year and if stock options had been expensed last year, the year-over-year earnings per share increase would be 23%.

Sales for the year of $1.306 billion increased by $255 million or 24% over the year previous. Sales growth in fiscal '06 accelerated because of recent acquisitions, but the majority of the sales increase was the result of organic growth.

Fourth quarter net earnings were $21.8 million, an increase of 26% over last year's fourth quarter. Earnings per share were 51 cents, an increase of 16% over last year's 44 cents. Total sales of $341 million were up $60 million compared with last year.

For the Aircraft segment, sales for the year increased $76 million to $527 million. Military aircraft sales were $331 million, up $34 million from the year previous. A high level of activity on the F-35 Joint Strike Fighter program and substantial growth in aftermarket revenue accounted for most of the increase in military aircraft sales. Commercial aircraft revenues were up a remarkable $42 million to a total of $197 million. OEM sales to Boeing, Airbus, and to various producers of Business Jets, and a 29% increase in aftermarket revenues all contributed to the sales increase. Margins for the year in Aircraft were off slightly as a result of high R&D expenditures on the new Boeing 787 Dreamliner.

For the quarter, Aircraft sales were up 16% to $143 million. The increase was shared between military and commercial sales.

The Space and Defense segment made real progress in '06. Sales were up 15%, an increase of almost $20 million, to a total of $148 million. The big increase was in defense controls primarily on the Marine Corps Light Armored Vehicle and the Stryker Mobile Gun System. Sales were up, also, in controls for Satellites and Spacecraft and for Tactical Missiles. Margins continue to improve in this segment.

For the quarter, Space and Defense sales were $36 million, up 7%, once again led by increases in defense controls.

Sales for the year in the Industrial segment were $381 million, up 21% or $66 million from a year ago. Of the increase, about $39 million was attributable to recent acquisitions and organic growth was 9%. Sales were up in almost every major product category. Sales in motion simulators and in the test equipment market doubled. Turbine controls were up by over 30%. Industrial margins were up significantly from a year ago.

For the quarter, sales in the Industrial segment were up $14 million to over $94 million. The pattern of sales increases in the quarter reflected the experience for the year.

Fiscal '06 was an extraordinary year for the Components Group. Sales were up $81 million or 52% to a total of $238 million. The Components Group was established three years ago when the Company acquired the Litton Poly Scientific Division of Northrop Grumman, a $130 million company. During the intervening three-year period, this segment has grown by $108 million, half of which came from the Kaydon acquisition. Every category of business was up substantially in '06.

For the quarter, total Components Group sales of $62 million were up 39% from a year ago and most of this increase was organic since the Kaydon acquisition occurred at the beginning of last year's fourth quarter. Sales in the quarter were also up in every product and market category. Margins in the Components Group were very strong.

At the beginning of this year's third quarter, Moog acquired the assets of Curlin Medical L.L.C., a manufacturer of infusion pumps, and created a new Medical Devices segment. Toward the end of the fourth quarter, the Company acquired McKinley Medical Corporation, whose two additional infusion pump product lines complement the Curlin products. For the year, the Medical Devices segment generated sales of $13 million and incurred a small operating loss after purchase accounting adjustments.

For the quarter, sales were $6.6 million and the segment achieved breakeven operating profit despite purchase accounting adjustments.


Year-end, twelve-month consolidated backlog of $645 million is up $106 million or 20% from the backlog a year ago.

The Company's guidance for fiscal '07 remains largely unchanged. The Company is forecasting fiscal '07 revenues in a range $1.428 billion to $1.448 billion. Net earnings are forecast in a range between $94 million and $98 million and EPS between $2.21 and $2.29. The midpoint of this range, or $2.25, represents a 14% increase in EPS over the results just reported for fiscal '06.

"Fiscal '06 was a great year for our Company" said R. T. Brady, Chairman and CEO. "Sales were up 24%, net earnings up 26% and earnings per share up 23% on a comparable accounting basis. In addition, the year was characterized by a number of technical accomplishments including the delivery of hardware for the first flight of the Joint Strike Fighter, and substantial completion of the design for the flight control actuation on the Boeing 787. Our Industrial and Components segments had a remarkable year in terms of sales increases and margin improvement. It's not that common for business to be so strong in all of our segments at the same time, but fiscal '06 was one of those years. And, the 7,000 folks we have in 25 countries all over the globe were able to make the year a great success."

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog's high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, and medical equipment.

Additional information about the Company's quarter ended September 30, 2006 can be found on its website, www.moog.com including the text of its prepared conference call remarks.

Cautionary Statement

Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products, industrial capital goods and medical devices, (ii) our dependence on government contracts that may not be fully funded or may be terminated, (iii) our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales, (iv) the possibility that the demand for our products may be reduced if we are unable to adapt to technological change, (v) intense competition which may require us to lower prices or offer more favorable terms of sale, (vi) our significant indebtedness which could limit our operational and financial flexibility, (vii) the possibility that new product and research and development efforts may not be successful which could reduce our sales and profits, (viii) increased cash funding requirements for pension plans, which could occur in future years if future plan results differ from assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates, (ix) a write-off of all or part of our goodwill, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements, (x) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting, (xi) the potential for cost overruns on development jobs and fixed price contracts and the risk that actual results may differ from estimates used in contract accounting, (xii) the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business, (xiii) our ability to successfully identify and consummate acquisitions, and integrate the acquired businesses and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with the acquired businesses for which we are not indemnified, (xiv) our dependence on our management team and key personnel, (xv) the possibility of a catastrophic loss of one or more of our manufacturing facilities, (xvi) the possibility that future terror attacks, war or other civil disturbances could negatively impact our business, (xvii) our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes, (xviii) the possibility that government regulation could limit our ability to sell our products outside the United States, (xix) the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation, (xx) the possibility that litigation may result unfavorably to us, (xxi) foreign currency fluctuations in those countries in which we do business and other risks associated with international operations and (xxii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

                                    MOOG INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                  (dollars in thousands, except per share data)

                                           THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                      -----------------------------   -----------------------------
                                      SEPTEMBER 30,   September 24,   SEPTEMBER 30,   September 24,
                                          2006            2005            2006            2005
                                      -------------   -------------   -------------   -------------
Net sales                             $     340,751   $     280,770   $   1,306,494   $   1,051,342
Cost of sales                               228,249         193,520         880,744         723,050
                                      -------------   -------------   -------------   -------------
Gross profit                                112,502          87,250         425,750         328,292
                                      -------------   -------------   -------------   -------------

Research and development                     21,109          12,532          68,886          43,561
Selling, general and administrative          55,259          44,696         213,657         175,888
Interest                                      5,639           4,287          21,861          13,671
Other                                           438             519           1,197             254
                                      -------------   -------------   -------------   -------------
                                             82,445          62,034         305,601         233,374
                                      -------------   -------------   -------------   -------------

Earnings before income taxes                 30,057          25,216         120,149          94,918

Income taxes                                  8,212           7,821          38,803          30,126
                                      -------------   -------------   -------------   -------------
Net earnings                          $      21,845   $      17,395   $      81,346   $      64,792
                                      =============   =============   =============   =============
Net earnings per share
   Basic                              $        0.52   $        0.45   $        2.01   $        1.68
                                      =============   =============   =============   =============
   Diluted                            $        0.51   $        0.44   $        1.97   $        1.64
                                      =============   =============   =============   =============

Average common shares outstanding
   Basic                                 41,970,944      38,623,197      40,558,717      38,608,235
                                      =============   =============   =============   =============
   Diluted                               42,630,187      39,480,698      41,247,689      39,498,834
                                      =============   =============   =============   =============

Note - The Company's financial statements include thirteen weeks for the three months ended September 30, 2006 and September 24, 2005 and 53 weeks for year ended September 30, 2006 compared to 52 weeks for the year ended September 24, 2005.

                                    MOOG INC.
                     CONSOLIDATED SALES AND OPERATING PROFIT
                             (dollars in thousands)

                                           THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                      -----------------------------   -----------------------------
                                      SEPTEMBER 30,   September 24,   SEPTEMBER 30,   September 24,
                                          2006            2005            2006            2005
                                      -------------   -------------   -------------   -------------
NET SALES
   Aircraft Controls                  $     142,636   $     123,104   $     527,250   $     451,692
   Space and Defense Controls                35,807          33,560         147,961         128,478
   Industrial Controls                       94,350          79,877         380,711         314,952
   Components                                61,602          44,229         237,578         156,220
   Medical Devices                            6,356               -          12,994               -
                                      -------------   -------------   -------------   -------------
Net sales                             $     340,751   $     280,770   $   1,306,494   $   1,051,342
                                      =============   =============   =============   =============

OPERATING PROFIT AND MARGINS
   Aircraft Controls                  $      18,768   $      18,164   $      66,673   $      63,900
                                               13.2%           14.8%           12.6%           14.1%
   Space and Defense Controls                 3,200           2,878          13,272          11,078
                                                8.9%            8.6%            9.0%            8.6%
   Industrial Controls                        9,814           6,001          45,055          26,997
                                               10.4%            7.5%           11.8%            8.6%
   Components                                 8,334           5,457          36,869          21,046
                                               13.5%           12.3%           15.5%           13.5%
   Medical Devices                               31               -            (208)              -
                                                 .5%              -            (1.6)%             -
                                      -------------   -------------   -------------   -------------
Total operating profit                       40,147          32,500         161,661         123,021
                                               11.8%           11.6%           12.4%           11.7%

DEDUCTIONS FROM OPERATING PROFIT
   Interest expense                           5,639           4,287          21,861          13,671
   Stock compensation expense                   488               -           3,482               -
   Corporate expenses and other               3,963           2,997          16,169          14,432
                                      -------------   -------------   -------------   -------------
Earnings before Income Taxes          $      30,057   $      25,216   $     120,149   $      94,918
                                      =============   =============   =============   =============

                                    MOOG INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                     SEPTEMBER 30,   September 24,
                                                         2006            2005
                                                     -------------   -------------
Cash                                                 $      57,821   $      33,750
Receivables                                                333,492         296,986
Inventories                                                282,720         215,425
Other current assets                                        54,068          53,897
                                                     -------------   -------------
        Total current assets                               728,101         600,058
Property, plant and equipment                              310,011         262,841
Goodwill                                                   450,971         378,205
Other non-current assets                                   118,571          62,223
                                                     -------------   -------------
        Total assets                                 $   1,607,654   $   1,303,327
                                                     =============   =============
Notes payable                                        $      17,119   $         885
Current installments of long-term debt                       1,982          17,035
Contract loss reserves                                      15,089          14,121
Other current liabilities                                  273,416         255,311
                                                     -------------   -------------
        Total current liabilities                          307,606         287,352
Long-term debt                                             367,457         330,977
Other long-term liabilities                                169,735         163,961
                                                     -------------   -------------
        Total liabilities                                  844,798         782,290
Shareholders' equity                                       762,856         521,037
                                                     -------------   -------------
        Total liabilities and shareholders' equity   $   1,607,654   $   1,303,327
                                                     =============   =============